UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 21, 2015

(Date of Report)

December 19, 2015

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

 AmericaTowne, Inc. (the “Company”) entered an Exporter Services Agreement with Millenia Systems Limited (“Millenia”), doing business at Nelleon Place, Rhapta Road, P. O. Box 28027 -00100 in Nairobi, Kenya (the “Millenia Agreement”) on December 19, 2015. The consideration paid to the Company under the Millenia Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,500 upon execution, and (b) $1,431 per month for thirty-six months, after execution commencing on February 15, 2016. There is no related party relationship between Millenia or its principal officers, and the Company and its principal officers. The Exporter Services Agreement contains the same material terms and conditions as prior Exporter Services Agreements disclosed on Form 8-K.

United States Trade Center Agreements

On December 19, 2015, the Company entered into United States Trade Center Agreements (the “Trade Center Agreements”) with Samuel Muli, 390 West Broad Street in Telford, Pennsylvania 18969 (the “Muli Trade Center Agreement”) and Raphael Mutava Kimulu, an individual with an address for notice purposes of 8521 Lyons Place in Philadelphia, Pennsylvania 19153 (the “Kimulu Trade Center Agreement”). The terms and conditions associated with these two separate and distinct agreements are set forth below. Neither Mr. Muli nor Mr. Kimulu are shareholders of the Company, and the agreements set forth below do not present a known, perceived or anticipated conflict of interest.

The purpose behind the Trade Center Agreements is to 1) support the operations of AmericaTowne Inc. export programs; and 2) take advantage of the Immigrant Investor Program administered by the United States Citizenship and Immigration Services commonly referred to as the “EB-5” visa (hereinafter referred to as the “EB-5 Program.”). Mr. Muli and Mr. Kimulu are identified in their respective agreements as a “Service Provider.” As a Service Provider, each individual represents that he or his related entity(ies) has distinct experience working with potential individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with AmericaTowne. These services are collectively referred to in each agreement as “Support Services.”

Under the Trade Center Agreements, the parties agree to organize a limited liability company in order to support the AmericaTowne export program and facilitate the EB-5 Program for a particular geographical location whereby the Company, or a wholly-owned subsidiary of the Company, owns 57% of the authorized units and the “Service Provider” owns 8% of the authorized units, and the EB5 investor, if any, up to 35%. If there is no EB5 investor, the Company or its wholly-owned subsidiary will own the 35% allocated for the EB5 investor, until if and when an EB5 investor participates. In the case of Mr. Muli, the geographical location is Souderton, Pennsylvania and Telford, Pennsylvania, and in the case of Mr. Kimulu, the geographical location is Philadelphia, Pennsylvania. The parties under both agreements agree that the respective company’s ownership may change as directed by the Company to accommodate other investors including those investors that may participate under the EB-5 Program.

Under the anticipated terms of the Operating Agreement for the limited liability company, the parties agree that the limited liability company will operate from a designated location approved by the Company that is commensurate with the Company’s office in Raleigh, North Carolina. The Service Provider will manage the office for the limited liability company. The Service Provider agrees to manage, operate, employ and maintain a specific number of employees consistent with the requirements of the EB-5 Program, as may be amended and revised during the term of the Trade Center Agreement. The Service Provider also agrees, that if an investment under the EB-5 Program is assigned to the limited liability company, an office will be maintained within the closest “Targeted Employment Area,” to meet the EB5 Program criteria.

The Trade Center Agreements are governed by North Carolina law, and thus to the extent a special purpose limited liability company is organized as contemplated under the Trade Center Agreements, the Company anticipates that the entity would be organized in North Carolina applying North Carolina law. The North Carolina Limited Liability Company Act, N.C. Gen. Stat. § 57C-1-01 et seq., does not create fiduciary duties among members. Members of a limited liability company are like shareholders in a corporation in that members do not owe a fiduciary duty to each other or to the company. However, an exception to this rule is that a controlling member of a limited liability company in North Carolina, i.e. in this case, the Company, would owe a fiduciary duty to not act in a way that harms minority members.

The Muli Trade Center Agreement

The effective date of the Muli Trade Center Agreement is December 19, 2015. It expires on December 31, 2021, unless otherwise terminated early or extended by the parties. Upon termination, the Company shall reimburse the Service Provider for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement. In the event the parties do not organize the limited liability company within 45 days of the effective date of the Muli Trade Center Agreement, the agreement shall be null and void.

The Company retains the option to extend the term of the Muli Trade Center Agreement under its sole discretion until December 7, 2025 subject to the “Option Term.” The Option Term shall become effective provided the Company provides written notice to Muli by October 31, 2021 of its intent to exercise the option right. The Company may terminate the Muli Trade Center Agreement at any time during the Option Term subject to the Company providing written notice to Muli fifteen (15) days prior to the termination. The Parties agree that in the event of termination, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Muli has agreed to a confidentiality agreement, and an agreement not to circumvent the interests of the Company and to not compete against the Company. The parties have also agreed to a mutual indemnification and hold harmless.

The consideration paid to the Company under the Muli Trade Center Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $5,000 upon execution, and (b) $1,000 per month for thirty months, after execution commencing on January 30, 2016. The consideration paid to Muli includes a percentage fee for those businesses referred by him or his related entity(ies) that contract with the Company for export support services. There is no related party relationship between Muli, and the Company and its principal officers.

The Kimulu Trade Center Agreement

The material terms and conditions of the Kimulu Trade Center Agreement are similar to the Muli Trade Center Agreement, except for the geographical location identified above, and the consideration. Under the Kimulu Trade Center Agreement, the consideration paid to the Company is a nonrefundable Service Fee of $35,000 paid as follows: (a) $5,000 upon execution, and (b) $1,000 per month for thirty months, after execution commencing on January 30, 2016. The consideration paid to the Services Provider includes a percentage fee for those businesses referred by the Service Provider and contracting with the Company for export support services.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1 10.2	Exporter Services Agreement dated December 19, 2015 (Millenia Agreement) Services Provider Trade Center Agreement dated December 19, 2015 (Pennsylvania Trade Center Agreement)
10.3	Services Provider Trade Center Agreement dated December 19, 2015 (Philadelphia Trade Center Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: December 21, 2015